UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2025
IAC Inc.
(Exact name of registrant as specified in charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West 18th Street,	New York,	NY	10011
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On December 1, 2021, Dotdash Meredith, Inc., an indirectly wholly-owned subsidiary of IAC Inc. (the “Borrower”), entered into a Credit Agreement by and among the Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative and collateral agent (the “Agent”), and the other parties thereto (the “Credit Agreement”). On March 1, 2024, the Borrower entered into a Joinder and Reaffirmation Agreement, whereby Dotdash Meredith Inc. (f/k/a Dotdash Media Inc. and rebranded as “People Inc.” on July 31, 2025), a directly wholly-owned subsidiary of the Borrower (the “Successor Borrower”), assumed all obligations of the Borrower under the Credit Agreement following a merger of the Borrower into the Successor Borrower pursuant to the Certificate of Ownership and Merger. On November 26, 2024, the Successor Borrower entered into Amendment No. 1 to the Credit Agreement with the lenders party thereto and the Agent (“Amendment No. 1”). On May 14, 2025, the Successor Borrower entered into the Incremental Assumption Agreement and Amendment No. 2 to the Credit Agreement with the lenders party thereto and the Agent (“Amendment No. 2”).
On June 16, 2025, the Successor Borrower closed its offering of $400 million aggregate principal amount of 7.625% Senior Secured Notes due 2032 (the “Notes”) and entered into an indenture with U.S. Bank Trust Company, N.A. as trustee and Notes collateral agent (the “Indenture”). Additionally, on June 16, 2025, the Successor Borrower entered into Amendment No. 3 to the Credit Agreement and Second Amendment to the Security Agreement with the lenders party thereto and the Agent (“Amendment No. 3”, and together with Amendments No. 1 and 2, the “Amended Credit Agreement”).
Pursuant to the Amended Credit Agreement and the Indenture, the Successor Borrower is required to provide the administrative agent and lenders with certain financial statements of the Successor Borrower. Following the filing of this report, the Successor Borrower will provide the administrative agent and lenders with the financial statements of Dotdash Meredith Inc. consisting of the consolidated balance sheet as of June 30, 2025 and December 31, 2024, and the related consolidated statements of operations, comprehensive operations, shareholder's equity and cash flows for the three and six months ended June 30, 2025 and 2024, and the related notes, as set forth in Exhibit 99.1 hereto.
Exhibit 99.1 is being furnished under Item 7.01 “Regulation FD Disclosure.”
The information contained in this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits
Exhibits.

Exhibit Number	Description
99.1
Consolidated Financial Statements of Dotdash Meredith Inc., consisting of the consolidated balance sheet as of June 30, 2025 and December 31, 2024, and the related consolidated statements of operations, comprehensive operations, shareholder's equity and cash flows for the three and six months ended June 30, 2025 and 2024, and the related notes.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC Inc.

By:	/s/ KENDALL HANDLER
Name:	Kendall Handler
Title:	Executive Vice President, Chief Legal Officer & Secretary
Date: August 4, 2025
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